Exhibit 99.77(q)(1)

ITEM 77Q1—Exhibits

(a)(1)	Amendment #105 effective May 11, 2016 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, regarding the designation of Class R6 shares for VY® Clarion Global Real Estate Portfolio, VY® Clarion Real Estate Portfolio, and VY® Franklin Income Portfolio – Filed herein.

(e)(1)	Amended Schedule A with respect to the Sub-Advisory Agreement between Directed Services LLC and Voya Investment Management Co. LLC, dated November 2016 – Filed herein.